UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2007
HUMAN GENOME SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-022962 (Commission File Number)	22-3178468 (IRS Employer Identification No.)

14200 Shady Grove Road, Rockville, Maryland		20850-7464
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (301) 309-8504

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Section 409A Amendments
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     During 2007, the Compensation Committee of the Board of Directors of Human Genome Sciences, Inc. (the “Company”) initiated a review of certain compensation plans, employment agreements and offer letter agreements to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and to verify that the terms and procedures set forth in such plans and agreements reflect the Compensation Committee’s current compensation philosophy.
     As a result of the foregoing review, on December 18, 2007 the Company (1) amended its employment agreement with H. Thomas Watkins, (2) entered into new executive agreements with each of the Company’s named executive officers (other than Mr. Watkins) and (3) amended and restated its Key Executive Severance Plan. In addition, the Compensation Committee has approved and adopted a written discretionary bonus policy and the Employee Benefits Plans Committee approved and adopted a form of stock unit grant agreement for non-employee directors, each to be used in the future unless the Board of Directors or the Compensation Committee determines otherwise.
     The Compensation Committee determined to take these actions in order to comply with Section 409A. Each plan and agreement was modified to reflect the provisions of Section 409A, including imposing a six-month delay on distributions to key employees upon “separation from service” (including retirement) unless permitted exceptions apply, and conforming the definitions of certain key terms, such as “good reason,” to those provided for in Section 409A.
Employment Agreement with H. Thomas Watkins
     In addition to the Section 409A changes noted above, the Company amended the employment agreement with Mr. Watkins to extend until November 2008 the period during which the Company will reimburse his commuting expenses for travel to and from Chicago, Illinois.
Executive Agreements with Timothy C. Barabe and Barry A. Labinger
     In addition to the Section 409A changes noted above, as a result of the execution of new executive agreements by Messrs. Barabe and Labinger, the existing severance arrangements for Messrs. Barabe and Labinger were amended to provide that the Company will continue to pay the executive’s base salary for a period of 12 months and provide health care coverage in the event the executive’s employment is terminated by the Company without cause or terminated by them for cause. Messrs. Barabe and Labinger will continue to participate in the Company’s group medical, dental, life and disability programs for a period of 12 months at the Company’s sole expense, provided that the executive is not then eligible to participate in a group health plan of another entity. In addition, Messrs. Barabe and Labinger were added as participants to the Company’s Key Executive Severance Plan. The effect of these changes is to standardize the severance arrangements for each of the Company’s named executive officers (other than Mr. Watkins).
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1	First Amendment to the Employment Agreement by and between Human Genome Sciences, Inc. and H. Thomas Watkins

10.2	Second Amended and Restated Key Executive Severance Plan

10.3	Form of Executive Agreement

10.4	Human Genome Sciences, Inc. Discretionary Bonus Policy

10.5	Form of Stock Unit Grant Agreement under the Non-Employee Director Equity Compensation Plan
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.
By:	/s/ James H. Davis, Ph.D.
Name:	James H. Davis, Ph.D.
Title:	Executive Vice President, General Counsel and Secretary

Date: December 20, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	First Amendment to the Employment Agreement by and between Human Genome Sciences, Inc. and H. Thomas Watkins

Exhibit 10.2	Second Amended and Restated Key Executive Severance Plan

Exhibit 10.3	Form of Executive Agreement

Exhibit 10.4	Human Genome Sciences, Inc. Discretionary Bonus Policy

Exhibit 10.5	Form of Stock Unit Grant Agreement under the Non-Employee Director Equity Compensation Plan